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                                  EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the STERIS Corporation 1997 Stock Option Plan and related prospectus of our report dated April 21, 1997, with respect to the consolidated financial statements and schedule of STERIS Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.


                                                            ERNST & YOUNG LLP

Cleveland, Ohio
July 22, 1997


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